                                                                   EXHIBIT 10.20

                              EMPLOYMENT AGREEMENT

AGREEMENT, made as of this 13th day of May, 1996 by and between Holmes Protection Group, Inc. (the "Company") and Lawrence R. Irving ("Executive")

                                   WITNESSETH:

WHEREAS, the Company is engaged in the business of providing central station burglar and fire alarm protection services and of providing management services to affiliated companies (the "Business");

WHEREAS, Executive has represented that he has the expertise, background and experience to enable him to perform all of the duties and execute all of the responsibilities contemplated by this Agreement;

WHEREAS, based on such representation, the Company wishes to employ Executive upon the terms hereinafter set forth; and

WHEREAS, Executive wishes to be so employed by the Company;

NOW, THEREFORE, in consideration of the premises and the mutual convenants and agreements herein contained, the Company and Executive agree as follows:

1. Employment. The Company hereby agrees to employ Executive, and Executive hereby agrees to be employed and serve, subject to the provisions of this Agreement, as the Vice President - Finance of the Company. Executive shall perform such duties and responsibilities as are from time to time assigned to Executive by the Chief Executive Officer of the Company (the "CEO"), to whom Executive shall report. Executive agrees to devote all of his business time, attention and energies to the performance of the duties assigned to him hereunder, and to perform such duties faithfully, diligently and to the best of his abilities and subject to such laws, rules, regulations and policies from time to time applicable to the Company's employees, including but not limited to the Company's Code of Practice for Purchase of Shares. Executive agrees to refrain from engaging in any activity that does, will or could reasonably be deemed to conflict with or be detrimental to the best interests of the Company.

 2. Term. This Agreement and Executive's employment hereunder shall commence as of May 13, 1996 and shall expire on May 31, 1998 (the "Term"), unless sooner terminated in accordance with Section 8 hereof; provided, however, unless so terminated, such employment shall continue year-to-year thereafter, subject to said Section 8 (such continued period being included hereunder as the "Term").

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3.   Compensation

     (a) Salary. Executive's salary shall be at the rate of no less than $105,000 payable in accordance with the Company's regular payroll practices. All applicable withholding taxes shall be deducted from such payments. Salary reviews will be conducted no less than annually.

     (b) Options. Subject and pursuant to the terms of a new stock option plan to be prepared and submitted by the Company for shareholder approval at the Company's 1996 Annual Meeting of Shareholders, and their approval thereof, the Company hereby agrees to grant to Executive a non-statutory option to purchase 25,000 shares of the Company's common stock, at an exercise price equal to the Fair Market Value (to be defined in said plan) of such shares on May 6, 1996. 5,000 options of the options granted pursuant hereto shall vest immediately upon the approval of said stock plan by the Company's shareholders as aforesaid, and 5,000 shall vest on each May 6th of the years 1997 to 2000. Provided, however, that if Executive's employment hereunder shall have been terminated by the Company for Cause (as hereinafter defined) or voluntarily by Executive without Good Reason (as hereinafter defined), prior to any of such dates, all unvested options shall immediately terminate upon Executive's termination of employment and no longer represent the right to purchase stock of the Company. If Executive's employment hereunder is terminated by the Company for any reason other than Cause, or by Executive with Good Reason, all unvested options shall vest immediately upon the date of such termination. All previously vested options, and those that have vested as aforesaid upon Executive's termination of employment, shall remain exercisable for three
     (3) months after the date of Executive's termination of employment or for such longer period as may be provided in the option agreements pursuant to which the options are granted.

4. Benefits. Executive shall receive the benefits listed in Appendix A hereto, which benefits shall be provided to Executive in accordance with the terms and conditions of such benefit plans and programs as are maintained by the Company for individuals in positions comparable to those of Executive, as such plans are amended from time to time.

5. Vacation. Executive shall be entitled to paid vacation of four (4) weeks annually. Such vacation shall be taken at such times as will interfere as little as possible with the performance of Executive's duties hereunder.

6. Expenses. The Company will reimburse Executive for reasonable and necessary business expenses of Executive for travel, meals and similar items incurred in connection with the performance of Executive's duties, and which are consistent with such guidelines as the Company may from time to time establish. All payments for reimbursement of such expenses shall be made to the Executive only upon the presentation to the Company of appropriate vouchers or receipts.

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7.   Confidentiality, Non-Competition, etc.

     (a) Executive acknowledges that (i) the Business is intensely competitive and that Executive's employment by the Company will require that Executive have access to and knowledge of but not limited to, the identity of the Company's customers, the identity of the representatives of customers with whom the Company has dealt, the kinds of services provided by the Company to customers and offered to be performed for potential customers, the manner in which such services are performed or offered to be performed, the service need of actual or prospective customers, pricing information, information concerning the creation, acquisition or disposition of products and services, customer maintenance listings, computer software applications and other programs, personnel information and other trade secrets (the "Confidential Information"); (ii) the direct or indirect disclosure of any such Confidential Information to existing or potential competitors of the Company would place the Company at a competitive disadvantage and would do damage, monetary or otherwise, to the Company's business, and (iii) the engaging by Executive in any of the activities prohibited by this Section 7 may constitute improper appropriation and/or use of such information and trade secrets. Executive expressly acknowledges the trade secret status of the Confidential Information and that the Confidential Information constitutes a protectible business interest of the Company. Accordingly, the Company and Executive agree as follows:

     (b) For purposes of this Section 7, the Company shall be construed to include the Company and its parents, subsidiaries and affiliates engaged in the Business.

     (c) During the Term of this Agreement and at all times after the termination of Executive's employment by expiration of the Term or otherwise, Executive shall not, directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee, principal or agent of any business, or in any other capacity, make known, disclose, furnish, make available or utilize any of the Confidential Information, other than in the proper performance of the duties contemplated herein. Executive agrees to return all Confidential Information, including all photocopies, extracts and summaries thereof, and any such information stored electronically on tapes, computer disks or in any other manner, to the Company at any time upon request by the Company and upon the termination of his employment for any reason.

     (d) Executive shall not, so long as he is employed by the Company, engage in "Competition" with the Company. For purposes of this Agreement, Competition by Executive shall mean Executive's engaging in, or otherwise directly or indirectly being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or permitting his name to be used in connection with the activities of any other business or organization anywhere in the United States which competes, directly or indirectly, with the business of the Company as the same shall be constituted at any time during his employment hereunder.
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     (e) For a period of six (6) months following the termination of Executive's employment hereunder, Executive shall not, directly or indirectly, engage in Competition with the Company in any locality or region of the United States in which the Company had operations at the time of, or within six
     (6) months prior to, such termination, or in which, during the six (6) month period prior to such termination, the Company had made substantial plans with the intention of establishing operations in such locality or region; provided , that it shall not be violation of this subparagraph for Executive to become the registered or beneficial owner of up to five percent (5%) of any class of the capital stock of a competing corporation registered under the Securities Exchange Act of 1934, as amended, provided that Executive does not actively participate in the business of such corporation until such time as this covenant expires.

     (f) For a period of twelve (12) months following the termination of Executive's employment hereunder, Executive shall not, directly or indirectly, for his benefit or for the benefit of any other person, firm or entity, do any of the following:

            (i) solicit from any customer doing business with the Company, as of Executive's termination of employment hereunder, business of the same or of a similar nature to the business of the Company, it being understood, however, that since customers in the Business often utilize more than one company at the same time to provide such services, then, to the extent any customer of the Company, as of Executive's termination, was also at the time a customer of another company, the restriction under this Section 7(f)
     (i) shall only apply to any increase in the amount of services to that customer attributable, directly or indirectly, to Executive which exceeds increases in the ordinary course of business;

            (ii) solicit from any known potential customer of the Company business of the same or of a similar nature to that which has been the subject of a known written or oral bid, offer or proposal by the Company, or of substantial preparation with a view to making such a bid, proposal or offer, within six (6) months prior to Executive's termination of employment hereunder;

            (iii) solicit the employment or services of, or hire, any person who was known to be employed by or was a known consultant to the Company upon Executive's termination of employment hereunder or within six (6) months prior thereto; or

            (iv) otherwise interfere with the business or accounts of the Company.

     (g) Executive acknowledges that the services to be rendered by him to the Company are of a special and unique character, which gives this Agreement a peculiar value to the Company, the loss of which may not be reasonably or adequately compensated for by damages in an action at law, and that a material breach or threatened breach by him of any of the provisions contained in this Section 7 will cause the Company irreparable injury. Executive therefore agrees that the Company shall be entitled, in addition to any other right or remedy, to a temporary, preliminary and permanent injunction, without the necessity of proving the inadequacy of monetary damages or the posting of any bond or security, enjoining or restraining Executive from any such violation or threatened violation.

     (h) Executive further acknowledges and agrees that due to the uniqueness of his services and confidential nature of the information he possesses, the convenants set forth herein are reasonable and necessary for the protection of the business and goodwill of the Company.

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 8.   Termination.

     (a) Notwithstanding any provision of this Agreement to the contrary, the employment of Executive hereunder shall terminate on the first to occur of the following dates:

            (i)   the date of Executive's death or adjudicated incompetency;

            (ii) the date on which the Company shall give Executive notice of termination on account of Disability (as hereinafter defined);

            (iii) the date on which the Company shall give Executive notice of termination for Cause (as hereinafter defined);

            (iv) the date on which the Company shall give Executive (or his representative) notice of termination for any reason other than the reasons set forth in (i) through (iii), above, in which event Executive shall be entitled to receive, as his sole and exclusive remedy, a severance payment of twelve (12) months' salary (paid through the severance payment period), continuation of medical benefits coverage for Executive and any covered dependents during such twelve (12) month severance payment period plus pay for any unused vacation; provided, that if the Company gives notice of termination pursuant to this Section 8(a)(iv) within 12 months of a Change-of-Control Event (as hereinafter defined), Executive shall be entitled to continue to receive the severance payment and benefits provided in this Section 8(a)(iv) for an additional period of twelve (12) months from and after such Event, for an aggregate severance payment period consisting of the time prior to such Event plus twelve (12) months.

     (b) The Company shall be entitled at any time, upon notice to Executive, to terminate his employment hereunder on account of the Disability of Executive or for Cause, and, in either of such events, or in the event that Executive's employment hereunder shall terminate on account of the death, or adjudicated incompetency of Executive, Executive or his estate, conservator or designated beneficiary, as the case may be, shall be entitled to payment of any earned but unpaid salary and payment for unused vacation days, through the date of termination. Following any such termination, neither Executive nor his estate, conservator or designated beneficiary shall be entitled to receive any salary or other payment provided for hereunder with respect to any period after such termination.

     (c) For purposes of this Agreement, "Disability" shall mean an illness, injury or other incapacitating condition as a result of which Executive is unable to perform the services required to be performed under this Agreement for (i) ninety (90) consecutive days during the Term, or (ii) a period or periods aggregating more than one hundred twenty (120) days in any twelve (12) consecutive months. In any such event, the Company, in its sole discretion, may terminate this Agreement by giving notice to Executive of termination for Disability. Executive agrees to submit to such medical examinations as may be necessary to determine whether a Disability exists, pursuant to such reasonable requests made by the Company from time to time. Any termination of Executive's employment under this subparagraph shall not preclude Executive from obtaining the benefits provided under any short or long term disability income program or policy maintained by the Company, which benefits shall be provided solely in accordance with the terms of such program or policy, as amended from time to time by the Company.
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     (d) For purposes of this Agreement, "Cause" shall mean the occurrence of any of the following, as reasonably determined by the Company:

            (i) the willful failure, neglect or refusal by Executive to substantially perform his duties hereunder (including, without limitation, Executive's inability to perform such duties as a result of alcohol or drug abuse, chronic alcoholism or drug addition), after a written demand for such substantial performance is delivered to Executive by the CEO specifying the manner in which the CEO believes Executive has not so substantially performed;

            (ii) any willful, intentional or grossly negligent act by Executive having the effect of materially injuring the business or reputation of the Company, or any of its parents, subsidiaries or affiliates;

            (iii) willful misconduct by Executive, including insubordination, in respect of the duties or obligation s of Executive under this Agreement;

            (iv) Executive's commission of a felony or misdemeanor involving moral turpitude (including entry of a nolo contendere plea);

            (v) any misappropriation or embezzlement of the property of the Company and its parents, subsidiaries and affiliates (whether or not a misdemeanor or felony); and

            (vi) a breach of any one or more of the convenants of this Agreement by Executive.

     Notwithstanding the foregoing, executive shall not be deemed to have been terminated for Cause unless and until (i) the CEO shall have delivered to Executive a preliminary notice of termination specifying the basis for such termination and given Executive and his counsel an opportunity, upon reasonable notice, to be heard by the Board of Directors of the Company, and (ii) following such hearing, the Board shall have determined that such termination was appropriate and so specified in a final notice to the effect and setting forth the effective date of such termination which shall be no earlier than the date of such final notice.

     (e) For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following, as reasonably determined by Executive:

            (i) assignment to Executive of any duties materially and adversely inconsistent with his position or responsibilities as specified in Section 1 hereof, or any other action by the Company which results in a material and adverse changes in such position or responsibilities;

            (ii) the failure of the Company to assign this Agreement to a successor to the Company;

            (iii) any failure by the Company to comply with the provisions of this Agreement;

            (iv) The Company's requiring Executive to have as his principal place of employment any office or location more than 50 miles from New York City, New York; or

            (v) any material adverse change to the terms and conditions of Executive's employment under this Agreement.

     Notwithstanding the foregoing, no event(s) shall constitute Good Reason hereunder if after a notice of termination for Good Reason is given to the Company by Executive, the Company with reasonable promptness cures or otherwise corrects the event or events claimed to provide the basis for such a termination and, in such case, such notice shall be deemed not to have been delivered.

     (f) If Executive shall be entitled to the additional 12 months of severance benefits set forth in the proviso to Section 8(a)(v) hereof, following a Change-of-Control Event, the restrictive period following termination of employment referred to in the first sentence of Section 7(f) hereof shall be deemed to continue for such additional 12 month severance payment period.

     (g) For purposes of this Agreement, "Change-of-Control" shall mean the consummation of (i) a proxy contest for control of the Company's Board of Directors resulting in the person or entity or group of affiliated persons or entities (collectively, a "Control Group") initiating such proxy contest electing a majority of the members of the Board of Directors of the Company; or (ii) the purchase by a Control Group of the common stock or other securities of the Company which, when aggregated with any other securities of the Company then held by such Control Group, gives such Control Group "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities representing more than 50% of the combined voting power of the Company; or (iii) any such transaction which the Board of Directors of the Company shall have favorably recommended to shareholders of the Company at any time prior to its consummation (and such recommendation shall not have been withdrawn).

 9. Return of Company Property. Executive agrees that following the termination of his employment hereunder for any reason, he shall return all property of the Company, or its subsidiaries and affiliates, which is then in or thereafter comes into his possession, including, but not limited to, documents, contracts, agreements, plans, photographs, books, notes, electronically stored data and all copies of the foregoing as well as any automobile or other materials or equipment supplied by the Company to Executive.

 10. Compensation in Event of Termination; Survival. Upon termination of Executive's employment hereunder for any reason, this Agreement shall terminate and the Company shall have no further obligation to Executive except to the extent Executive is otherwise entitled to any unpaid salary or benefits hereunder, insurance coverage in accordance with applicable law, and severance pay as provided herein; provided, that the provisions set forth in Sections 7, 8 and 9 hereof shall remain in full force and effect after the termination of Executive's employment, notwithstanding the expiration or termination of this Agreement.

 11. Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to its subject matter and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them and neither party shall be bound by any term or condition other than as expressly set forth or provided for in this Agreement. This Agreement may not be changed or modified except by an agreement in writing, signed by the parties hereto.

 12. Waiver. The failure of either party to this Agreement to enforce any of its terms, provisions or convenants shall not be construed as a waiver of the same or of the right of such party to enforce the same. Waiver by either party hereto of any breach or default by the other party of any term or provision of this Agreement shall not operate as a waiver of any other breach or default.

 13. Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Agreement shall not in any way be affected or impaired therby. Moreover, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

 14. Notices. Any notice given hereunder shall be in writing and shall be deemed to have been given when delivered by messenger or courier service (against appropriate receipt), or mailed, by registered or certified mail (return receipt requested), addressed as follows:

              If to the Company:                 Holmes Protection Group
                                                 440 Ninth Avenue
                                                 New York, NY  10001-1607

                                                 Attn:  Sr. V.P. Human Resources

              If to the Executive:               Mr. Lawrence Irving
                                                 77 Branchville Road
                                                 Valley Cottage, NY  10989




     or at such other address as shall be indicated to either party in writing. Notice of change of address shall be effective only upon receipt.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict-of-law rules.

16. Descriptive Headings. The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

17. Counterparts. This Agreement may be executed in one or more counterparts, which, together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

HOLMES PROTECTION GROUP, INC.               EXECUTIVE

By: /s/ Holmes Protection Group, Inc.       /s/ Lawrence R. Irving
    --------------------------------       --------------------------------
                                           Lawrence R. Irving

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EMPLOYMENT AGREEMENT

                                   APPENDIX A

Benefits

Medical
Dental
Life
Short Term Disability
Long Term Disability
401(k)
Business Travel and Accident
Automobile Allowance - $200/week

- -----------------------------       -----------------    ----------------------
Company                             Date                      Executive